                                                                                                          Exhibit 5.1

                                  Opinion and Consent of Dewey Ballantine LLP with respect
                                     to the legality of the securities being registered

                                                              May 27, 2003

MedImmune, Inc.
35 West Watkins Mill Road
Gaithersburg, Maryland 20878

Gentlemen:

         We have acted as counsel to MedImmune,  Inc., a Delaware  corporation  (the  "Company"),  in  connection  with the preparation  and filing by the Company of a Registration  Statement on Form S-8 (the  "Registration  Statement")  under the
Securities Act of 1933, as amended,  for the registration of 800,000 shares of the Company's  common stock,  $.01 par value per share (the "Shares"),  which may be issued upon exercise of stock options  pursuant to the Company's 2003  Non-Employee
Directors Stock Option Plan (the "Plan").

         We  have  examined  and  are  familiar  with  originals  or  copies,  certified  or  otherwise  identified  to our satisfaction,  of such documents,  corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based on the foregoing, we are of the opinion that:

         1. The issuance of the Shares under the Plan has been lawfully and duly authorized; and

         2. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

         We hereby  consent to the filing of this  opinion as Exhibit  5.1 to the  Registration  Statement.  In giving such consent,  we do not thereby admit that we come within the category of persons whose consent is required  under Section 7 of the  Securities  Act of 1933,  as  amended,  or the  rules  and  regulations  of the  Securities  and  Exchange  Commission thereunder.

                                                              Very truly yours,

                                                              /s/ DEWEY BALLANTINE LLP